Exhibit 99.4

Brooklyn Cheesecake & Desserts Company, Inc.

Introduction to Unaudited Pro Forma Combined Financial Information

The following unaudited pro forma combined financial information is presented to estimate effects of our purchase of the LLC’s owned by Here to Serve Holding Corp.

On October 17, 2014 Brooklyn Cheesecake & Desserts Company, Inc. (the “Company”) entered into a membership interest purchase agreement with Here to Serve Holding Corp. (“HTSHC”) a Delaware Corporation and the shareholders of HTSHC, whereby the Company agreed to issue 9,054,134 shares of the Company for the interest in the following LLC’s:  Here to Serve – Missouri Waste Division, LLC, Here to Serve Technology Division, LLC and Here to Serve – Georgia Waste Division (“LLC’s”).  At closing, the Company issued 9,054,134 shares of the Company’s common stock to the HTSHC shareholders who obtained 89% voting control and management control of the Company.  The financial statements of the Company and the consolidated financial statements of the LLC’s after the acquisition will include the balance sheets at historical cost, the historical results of the Company and the LLC’s and the results of the Company from the acquisition date.

Upon closing of the transaction, the Company’s officers and directors resigned and a new board of directors and new officer were appointed which consist of Jeff S. Cosman and Rachel M. Cosman.  Following the closing, Mr. Cosman was also appointed as Chief Executive Officer and Chairman of the board of the Company and Mrs. Cosman was appointed as Secretary of the Company.

The unaudited pro forma combined financial information assumes the Membership Interest Purchase Agreement was consummated as of January 1, 2013.  The financial statements of the Company included in the following unaudited pro forma combined financial information are derived from the audited financial statements of the Company for the year ending December 31, 2013 and the unaudited financial statements of the LLC’s for the same period.  The pro forma combined financial information for the nine months ending September 30, 2014 are derived from unaudited financial statements of the Company and the LLC's for the nine months ending September 30, 2014.

The information presented in the unaudited pro forma combined financial information does not purport to represent what our financial position would have been had the membership interest purchase agreement occurred as of the dates indicated, nor is it indicative of our financial position for any period.  You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been consolidated or the future results that the consolidated company will experience after the Membership Interest Purchase Agreement Transaction.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes is reasonable under the circumstances.  The unaudited pro forma combined financial information should be read in conjunction with the historical financial statements and related notes of the Company.

Brooklyn Cheesecake & Desserts Company, Inc.
Unaudited Pro Forma Adjustments to Combined Financial Statements
31-Dec-13

(a) to record impact of merger with Meridian Waste Services, LLC

	Debit	Credit

Employee advance	$-	$2,000
Property & equipment, net		4,810,603
Property & equipment, net	7,420,348
Intangible assets, net	14,233,065
Deposits		38,300
Notes payable related party		1,475,000
Other current liabilities	25,000
Other current liabilities		70,325
Current portion - long term debt	1,211,299
Current portion - long term debt		1,225,000
Notes payable	1,225,000
Notes payable	1,991,508
Notes payable		9,500,000
Series B convertible preferred stock		71
Common stock		13,192
Additional paid in capital	1,539,737
Additional paid in capital		9,086,487
Cost of sales/services - depreciation		1,411,438
Depreciation & amortization		13,541
Depreciation & amortization	2,801,490
Depreciation & amortization	16,871
Depreciation & amortization	30,000
Intangible assets, net		2,848,361
Depreciation & amortization	12,476
Cost of sales/services - depreciation	1,300,408
Property & equipment, net		1,312,884

	$31,807,202	$31,807,202

(b) to record impact of merger with Brooklyn Cheescake & Desserts Company, Inc.

Cash	$-	$1,078
Accounts receivable, related party		47,725
Intangible assets, net		19,125
Accounts payable & accrued expenses	24,340
Notes payable - related party	94,744
Accumulated earnings (deficit)		40,873
Licensing fee - related party	13,375
Sales, general & administrative expense		23,658
Treasury stock	300,000
Cash		150,000
Notes payable - related party		150,000

	$432,459	$432,459

				Pro Forma Adjustments
	HTSHC	MWD	BCKE	Debit	Credit	Pro Forma
Current Assets:
Cash	$9,760	$1,461,372	$1,078	$-	$151,078	$1,321,132
Accounts receivable, trade		440,569				440,569
Accounts receivable, related party		125,000	47,725		47,725	125,000
Employee advance		2,000			2,000	-
Prepaid expenses		189,521				189,521
Total current assets	9,760	2,218,462	48,803	-	200,803	2,076,222

Other Assets:
Property & equipment, net	957	4,810,603		7,420,348	6,123,487	6,108,421
Capitalized software	298,287					298,287
Intangible assets, net			19,125	14,233,065	2,867,486	11,384,704
Deposits	38,300	8,303			38,300	8,303

Total assets	$347,304	$7,037,368	$67,928	$21,653,413	$9,230,076	$19,875,937

Current Liabilities:
Accounts payable & accrued expenses	$204,749	$334,359	$24,340	$24,340	$-	$539,108
Notes payable - related party	569,262	25,000	94,744	94,744	1,625,000	2,219,262
Convertible notes payable	489,074					489,074
Deferred revenue		1,910,465				1,910,465
Deferred compensation	243,000					243,000
Other current liabilities		25,000		25,000	70,325	70,325
Current portion - long term debt		1,211,299		1,211,299	1,225,000	1,225,000
Total current liabilities	1,506,085	3,506,123	119,084	1,355,383	2,920,325	6,696,234

Long-Term Liabilities:
Notes payable		1,991,508		3,216,508	9,500,000	8,275,000

Total liabilities	$1,506,085	$5,497,631	$119,084	$4,571,891	$12,420,325	$14,971,234

Stockholders' Equity (Deficit):
Series A convertible preferred stock
($.001 parvalue; 2,000,000 shares authorized;
2,000,000 shares issued & outstanding)	$2,000	$-	$-	$-	$-	$2,000
Series B convertible preferred stock
($.001 parvalue; 71,210 shares authorized;
71,208 shares issued & outstanding)					71	71
Common stock
($.001 parvalue; 400,000,000 shares authorized;
57,699,917 shares issued & outstanding)	36,457		28,482		13,192	78,131
Treasury stock				300,000		(300,000)
Additional paid in capital	4,217,282	1,539,737	13,585,672	1,539,737	9,086,487	26,889,441
Accumulated earnings (deficit)	(5,414,520)		(13,665,310)	4,174,620	1,489,510	(21,764,940)
Total shareholders' equity (deficit)	(1,158,781)	1,539,737	(51,156)	6,014,357	10,589,260	4,904,703

Total Liabilities & Stockholders Equity (Deficit)	$347,304	$7,037,368	$67,928	$10,586,248	$23,009,585	$19,875,937

				Pro Forma Adjustments
	HTSHC	MWD	BCKE	Debit	Credit	Pro Forma

Revenue:
Sales	$406	$-	$-	$-	$-	$406
Services		11,349,872				11,349,872
Licensing fee - related party			13,375	13,375		-
Total revenue	406	11,349,872	13,375	13,375	-	11,350,278

Cost of Sales/Services						-
Cost of Sales/Services		6,968,849				6,968,849
Depreciation		1,411,438		1,300,408	1,411,438	1,300,408
Total cost of sales/services	-	8,380,287	-	1,300,408	1,411,438	8,269,257

Gross profit	406	2,969,585	13,375	1,313,783	1,411,438	3,081,021

Operating expenses:
Sales, general & adminstrative expense	1,554,647	1,573,484	23,658		23,658	3,128,131
Depreciation & amortization	136	13,541		2,860,837	13,541	2,860,973
Total operating expenses	1,554,783	1,587,025	23,658	2,860,837	37,199	5,989,104

Income (Loss) from Operations	(1,554,377)	1,382,560	(10,283)	4,174,620	1,448,637	(2,908,083)

Other Income (Expense):
Miscellaneous income		6,995				6,995
Gain (loss) on disposal of assets	-	(6,250)				(6,250)
Gain (loss) on note conversion	(23,913)					(23,913)
Interest (expense)	(59,831)	(146,659)				(206,490)
Total other income (expense)	(83,744)	(145,914)	-	-	-	(229,658)

Net Income (Loss)	$(1,638,121)	$1,236,646	$(10,283)	$4,174,620	$1,448,637	$(3,137,741)

depreciation:
actual, 2 months ending 06/30/2014	218,814
12 months		1,312,884
admin			12,476
cos			1,300,408

amortization:
customer list - 5 years	14,007,452	2,801,490
finance charges - 3 years	50,613	16,871
non-compete - 5 years	150,000	30,000	2,848,361

		4,161,245

Brooklyn Cheesecake & Desserts Company, Inc.
Unaudited Pro Forma Adjustments to Combined Financial Statements
9/30/2014

(a) to record impact of merger with Meridian Waste Services, LLC

	Debit	Credit

Depreciation & amortization	$-	$17,028
Cost of sales/services - depreciation		$486,972
Depreciation & amortization	1,400,745
Depreciation & amortization	8,436
Depreciation & amortization	15,000
Intangible assets, net		1,424,181
Depreciation & amortization	21,390
Cost of sales/services - depreciation	635,052
Property & equipment, net		152,442

	$2,080,623	$2,080,623

(b) to record impact of merger with Brooklyn Cheescake & Desserts Company, Inc.

Cash	$-	$1,078
Accounts receivable, related party		54,403
Intangible assets, net		16,125
Accounts payable & accrued expenses	21,464
Notes payable - related party	105,105
Accumulated earnings (deficit)		51,156
Licensing fee - related party	6,678
Sales, general & administrative expense		10,485

	$133,247	$133,247

				Pro Forma Adjustments
	HTSHC	MWD	BCKE	Debit	Credit	Pro Forma
Current Assets:
Cash	$384,166		$1,078	$-	$1,078	$384,166
Accounts receivable, trade	689,716					689,716
Accounts receivable, related party			54,403		54,403	-
Employee advance	580					580
Prepaid expenses	198,715					198,715
Total current assets	1,273,177	-	55,481	-	55,481	1,273,177

Other Assets:
Property & equipment, net	7,583,214				152,442	7,430,772
Capitalized software	388,681					388,681
Intangible assets, net	13,021,247		16,125		1,440,306	11,597,066
Deposits	8,303					8,303

Total assets	$22,274,622	$-	$71,606	$-	$1,648,229	$20,697,999

Current Liabilities:
Accounts payable & accrued expenses	$612,685	$-	$21,464	$21,464	$-	$612,685
Notes payable - related party	276,250		105,105	105,105		276,250
Convertible notes payable	568,146					568,146
Deferred revenue	1,993,062					1,993,062
Other current liabilities	1,639,555					1,639,555
Current portion - long term debt	1,195,333					1,195,333
Total current liabilities	6,285,031	-	126,569	126,569	-	6,285,031

Long-Term Liabilities:
Notes payable	9,352,211					9,352,211

Total liabilities	$15,637,242	$-	$126,569	$126,569	$-	$15,637,242

Stockholders' Equity (Deficit):
Series A convertible preferred stock
($.001 parvalue; 2,000,000 shares authorized;
2,000,000 shares issued & outstanding)	$2,000	$-	$-	$-	$-	$2,000
Series B convertible preferred stock
($.001 parvalue; 71,210 shares authorized;
71,210 shares issued & outstanding)	71					71
Common stock
($.001 parvalue; 400,000,000 shares authorized;
57,699,917 shares issued & outstanding)	57,700		28,482			86,182
Additional paid in capital	14,209,518		13,585,672			27,795,190
Accumulated earnings (deficit)	(7,631,909)		(13,669,117)	2,087,301	565,641	(22,822,686)
Total shareholders' equity (deficit)	6,637,380	-	(54,963)	2,087,301	565,641	5,060,757

Total Liabilities & Stockholders Equity (Deficit)	$22,274,622	$-	$71,606	$2,213,870	$565,641	$20,697,999

				Pro Forma Adjustments
	HTSHC	MWD	BCKE	Debit	Credit	Pro Forma

Revenue:
Sales	$1,784				$-	$1,784
Services	4,827,855	4,251,674				9,079,529
Licensing fee - related party			6,678	6,678		-
Total revenue	4,829,639	4,251,674	6,678	6,678	-	9,081,313

Cost of Sales/Services
Cost of Sales/Services	3,153,111	2,524,064				5,677,175
Depreciation	561,259	486,972		635,052	486,972	1,196,311
Total cost of sales/services	3,714,370	3,011,036	-	635,052	486,972	6,873,486

Gross profit	1,115,269	1,240,638	6,678	641,730	486,972	2,207,827

Operating expenses:
Sales, general & adminstrative expense	1,581,570	690,383	10,485		10,485	2,271,953
Depreciation & amortization	1,205,982	17,028		1,445,571	17,028	2,651,553
Total operating expenses	2,787,552	707,411	10,485	1,445,571	27,513	4,923,506

Income (Loss) from Operations	(1,672,283)	533,227	(3,807)	2,087,301	514,485	(2,715,679)

Other Income (Expense):
Interest expense	(182,420)	(183,205)				(365,625)
Total other income (expense)	(182,420)	(183,205)	-	-	-	(365,625)

Net Income (Loss)	$(1,854,703)	$350,022	$(3,807)	$2,087,301	$514,485	$(3,081,304)

depreciation:
actual, 2 months ending 06/30/2014	218,814
6 months		656,442
admin			21390
cos			635,052

amortization:
customer list - 5 years	14,007,452	1,400,745		466915.1
finance charges - 3 years	50,613	8,436		2811.833
non-compete - 5 years	150,000	15,000		5000

		2,080,623		474726.9